Exhibit 10.1

RBC Bank (USA)	MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (“Modification Agreement”), entered into as of the 14th day of November, 2008 (the “Effective Date”), by COMPUTER SOFTWARE INNOVATIONS, INC. (“Borrower”, whether one or more) with a mailing address of 900 East Main Street, Suite T, Easley, South Carolina 29640, and RBC BANK (USA), formerly known as RBC Centura Bank (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220.

1. Borrower has made and issued to Bank its promissory note (“Note”) in the original principal amount and dated as indicated on Attachment 1 attached hereto.

2. If so indicated on Attachment 1, the Note is secured and the security is generally as described on Attachment 1.

3. The Note, any security documents described on Attachment 1 and any other loan and security documents that are outstanding with respect to the extension of credit evidenced by the Note, even if not listed on Attachment 1, are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.

4. Bank and Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood and agreed that, except as herein modified, the terms and provisions of the Contract and the individual instruments, documents and agreements that make up the Contract shall remain unchanged and the Contract, as herein modified, shall continue in full force and effect as therein and herein written.

NOW, THEREFORE, Bank and Borrower, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt and sufficiency of which are hereby acknowledged by each, do hereby agree as follows:

(a) Modification. The Contract shall be, and the same is, modified in the manner set forth in Attachment 2.

(b) Effect of Modification. Nothing contained in this Modification Agreement shall in any way impair the security now held for the indebtedness evidenced by the Contract or the lien priority thereof, nor waive, annul, vary or affect any provision, condition, covenant and agreement contained in the Contract, nor affect or impair any rights, powers and remedies under the Contract, except as herein specifically modified to do any one or more of the foregoing. If any provision in this Modification Agreement shall be interpreted or applied by a court or other tribunal with personal and subject matter jurisdiction over the parties hereto and the Contract, as modified, so as to impair the security now held for the indebtedness or lien priority thereof, or do any one or more of any of the foregoing, such provision shall be ineffective to the extent it causes an impairment of such security or the lien priority thereof or causes any of such other consequences, or the application thereof shall be in a manner and to an extent which does not impair such security or the lien priority thereof, or result in the occurrence of any of the other consequences. This Modification Agreement does not extend the expiration dates or enlarge the terms of any property, physical damage, credit and any other insurance written in connection with or financed by said Contract.

(c) Financing Statements. Borrower irrevocably authorizes Bank to file such financing statements and amendments thereof as may be necessary to protect, in Bank’s opinion, Bank’s security interests and liens and, to the extent Bank deems necessary or appropriate, to sign the name of Borrower with the same force and effect as if signed by Borrower and to make public in financing statements and other public filings such information regarding Borrower as Bank deems necessary or appropriate, including, without limitation, federal tax identification numbers, social security numbers and other identifying information.

(d) Usury. Bank does not intend to and shall not reserve, charge and collect interest, fees and charges under the Contract, as herein modified, in excess of the maximum rates and amounts permitted by applicable law. If any interest, fees and charges are reserved, charged and collected in excess of the maximum rates and amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment.

(e) Documentary Stamps, etc. To the extent not prohibited by law and notwithstanding who is liable for payment of the taxes and fees, Borrower shall pay, on Bank’s demand, all intangible taxes, documentary stamp taxes, excise taxes and other similar taxes assessed, charged and required to be paid in connection with this Modification Agreement, and any future extension, renewal and modification of the Contract, or assessed, charged and required to be paid in connection with any of the loan documents which make up the Contract.

(f) Costs and Expenses. All of the costs and expenses incurred by Bank in connection with this Modification Agreement shall be paid by Borrower upon the request of and at the time of demand for payment thereof made by Bank on Borrower. As used herein, “costs and expenses” include, without limitation, reasonable attorneys’ fees and fees of legal assistants, and reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts – and all references to attorneys’ fees or fees of legal assistants, or fees of accountants, engineers, surveyors, appraisers or other professionals or experts shall mean reasonable fees.

(g) Waiver of Jury Trial. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Modification Agreement and waives any right to a trial by jury in any action or proceeding arising from or related to the Contract, as herein modified.

(h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State whose laws govern the Contract, excepting, however, its conflict of law provisions.

(i) Reservation of Rights; Entire Agreement. Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Contract. The Contract, as herein modified, contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of the Contract, all of which shall remain in full force and effect, as modified herein. This Modification Agreement shall be binding upon any assignee and successor in interest of the parties hereto. All references herein to the “Modification Agreement” include any supplemental agreements filed of record to reflect modifications of any of the instruments, documents and other agreements making up the Contract that are of record.

(Signatures On Next Page)

The undersigned have executed this Modification Agreement under seal as of the day and year first above stated.

BANK:		Signed, sealed and delivered in the presence of:

RBC BANK (USA)		Witness:

By:	/s/ Charles H. Arndt	/s/ Erika Newsom
Print Name:	Charles H. Arndt	Print Name:	Erika Newsom
Title:	Senior Vice President

Witness:

/s/ Martha Guenthner
		Print Name:	Martha Guenthner

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC.		Signed, sealed and delivered in the presence of:

By:	David B. Dechant	Witness:
Print Name:	David B. Dechant
Title:	Chief Financial Officer	/s/ Wendy Metcalf
		Print Name:	Wendy Metcalf

Witness:

/s/ Russell Young
		Print Name:	Russell Young

STATE OF SOUTH CAROLINA	)
	)	ACKNOWLEDGEMENT
COUNTY OF GREENVILLE	)

Personally appeared before me Charles H. Arndt, as Senior Vice President of RBC BANK (USA), who, being by me first duly sworn, did depose and say that he has read the within instrument, that the statements and recitations made therein are true and that he acknowledges that he did sign said instrument as his free act and deed.

Sworn to before me on November 14, 2008.

/s/ Erika Newsom (SEAL)
Notary Public for South Carolina
My Commission Expires: June 30, 2010

STATE OF SOUTH CAROLINA	)
	)	ACKNOWLEDGEMENT
COUNTY OF PICKENS	)

Personally appeared before me David B. Dechant, as Chief Financial Officer of COMPUTER SOFTWARE INNOVATIONS, INC., who, being by me first duly sworn, did depose and say that he has read the within instrument, that the statements and recitations made therein are true and that he acknowledges that he did sign said instrument as his free act and deed.

Sworn to before me on November 14, 2008.

/s/ Tammy G. Summerell (SEAL)
Notary Public for South Carolina
My Commission Expires: 9/2/2018

Attachment 1

To

Modification Agreement

1.	Describe Promissory Note (Date, Original Amount, Current Amount and all Modifications):

Commercial Promissory Note from Computer Software Innovations, Inc. to RBC Centura Bank (now known as RBC Bank (USA)) dated January 2, 2007 in the original principal amount of $800,000.00, with a current outstanding balance of $334,630.00.

2.	Describe Security Documents (Type, Date and if recorded, Recording Information):

(a)	Second Amended and Restated Loan and Security Agreement by and between Computer Software Innovations, Inc. and RBC Centura Bank (now known as RBC Bank (USA)) dated September 14, 2007, as amended by the Modification Agreement dated June 30, 2008 and as further amended by the Modification Agreement dated September 11, 2008 (collectively and as amended, the “Loan Agreement”) and all security documents and other agreements referenced in the Contract relating to substantially all of the Borrower’s assets.

(b)	UCC-1 Financing Statement, filed on January 31, 2007 in the Department of State for Delaware as No. 2007 0088061.

Attachment 2

To

Modification Agreement

The Contract shall be, and the same is, modified as follows:

1.	The principal amount as stated in the Note is increased to $1,000,000.00 and to the extent the principal amount is stated in any of the other individual instruments, documents and agreements that make up the Contract, the principal amount stated therein is increased to the amount stated herein.

2.	The maturity date stated in the Note is changed to November 15, 2010 and to the extent the maturity date is stated in any of the other individual instruments, documents and agreements that make up the Contracts, the maturity date stated therein is changed to the date stated herein.

3.	The payment terms as stated in the Note are changed to principal and interest payable in twenty (23) equal consecutive monthly payments of Forty Thousand and No/100ths Dollars ($40,000.00), commencing on December 1, 2008, and continuing on the same day of each calendar month thereafter until November 15, 2010, when one final payment of the entire balance of principal, interest, fees, premiums, charges and costs and expenses then outstanding shall be due and payable in full.

4.	The pre-default interest payable on the Note per annum is changed to accrue at two and one half percent (2.50%) plus the LIBOR Base Rate. The “LIBOR Base Rate” is the London Interbank Offer Rate for United States Dollars for a term of one month which appears on Telerate Page 3750, Bloomberg Professional Screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in the Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.

5.	Except as modified herein, each of the loan and security documents comprising the Contract remains in full force and effect and legally binding and enforceable against the Borrower.